EXHIBIT 10.19



THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (II) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.


$4,000,000.00                                             Nashville, Tennessee
                                                                  May 13, 1997


                       CONVERTIBLE SENIOR PROMISSORY NOTE


         FOR VALUE RECEIVED, the undersigned, SMART CHOICE AUTOMOTIVE GROUP, INC., Florida corporation ("Maker"), promises to pay to the order of SIRROM CAPITAL CORPORATION, a Tennessee corporation ("Payee"; Payee and any subsequent holder(s) hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at Suite 200, 500 Church Street, Nashville, TN 37219, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of FOUR MILLION AND NO/100ths DOLLARS ($4,000,000.00) or the aggregate unpaid principal amount of all advances by Payee to Maker, together with interest on the outstanding principal balance hereof from the date of each advance at the rate of twelve percent (12%) per annum (computed on the basis of a 360-day year); provided, however, that Holder may charge and receive interest upon any renewal or extension hereof at the greater of (i) the rate set out above, or (ii) any rate agreed to by the undersigned that is not in excess of the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate") at the time of such renewal or extension.

         Interest-only on the outstanding principal balance hereof shall be due and payable quarterly, in arrears, with the first installment being payable on the first (1st) day of August, 1997; subsequent installments being payable on the first (1st) day of each succeeding November, February, May, and August thereafter until the Maturity Date (as hereafter defined); and the final installment being payable on the twelfth (12th) day of May, 2002 (the "Maturity Date"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

         Maker may not repay, at the option of the Maker, the indebtedness evidenced by this Note at any time prior to the second anniversary of the date hereof. On and after the second anniversary of the date hereof, the indebtedness evidenced hereby may be prepaid in whole or in part at any time and from time to time, without penalty, PROVIDED, HOWEVER, that in case of each prepayment of indebtedness hereunder, Maker will give written notice thereof to the Holder not less than forty-five (45) nor more than seventy-five (75) days prior to the date fixed for such prepayment, in each case specifying the date of such prepayment, the aggregate principal amount of such prepayment and the principal amount of the Note outstanding immediately prior to such prepayment and FURTHER PROVIDED that the average of the closing bid price for shares of the Maker's Common Stock for the twenty (20) trading days immediately preceding the date of such notice (the "Notice Date") shall exceed $9.50 per share of Common Stock (the "Threshold Price"), and that as of the date set for such prepayment, the average of the closing bid price for shares of the Maker's Common Stock for all the trading days since the Notice Date shall exceed the Threshold Price. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default or event of default shall occur under that certain Loan Agreement, dated May 13, 1997, between Maker and Payee (the "Loan Agreement"), which default or event of default is not cured within any applicable cure period set forth in said Loan Agreement; or in the event that any default be made in the performance or observance of any covenants or conditions contained in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is two percentage points (2.0%) in excess of the above-specified interest rate, or (ii) the Maximum Rate in effect from time to time, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

         In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and any endorsers hereof agree to pay to Holders an amount equal to all such costs, including without limitation all reasonable attorney's fees and all court costs.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         The indebtedness and other obligations evidenced by this Note are further evidenced and/or secured by (i) the Loan Agreement, and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Holder as more specifically described in the Loan Agreement.

CONVERSION OF NOTE

         CONVERSION PRIVILEGE. Subject to and upon compliance with the provisions hereof, the holder of this Note shall have the right, at its option, at any time and from time to time, to convert the principal amount of the Note, or any portion thereof, into that number of fully paid and nonassessable shares of Common Stock of the Maker, par value $.01 per share (the "Common Stock") (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing the principal amount of this Note or portion thereof to be converted by the Conversion Price. The Conversion Price shall be $7.50 per share of Common Stock unless adjusted as set forth below.

         MANNER OF EXERCISE. In order to exercise the conversion privilege, the Holder shall surrender this Note to the Maker, accompanied by written notice to the Maker (the "Conversion Notice") that the Holder elects to convert this Note or the portion hereof specified in said notice. The Conversion Notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, as well as the information, if any, required to be submitted to the Maker pursuant to that certain Registration Rights Agreement of even date herewith, between Maker and Payee (the "Registration Rights Agreement"). As promptly as practicable after the surrender of this Note, as aforesaid, the Maker shall issue and shall deliver to the Holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Note or portion thereof in accordance with the provisions hereof, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided below, together with an amount equal to the interest accrued but unpaid on the Note (or part thereof) so converted. In case the Note is surrendered for partial conversion, the Maker shall deliver to Holder, at the expense of the Maker, a new Note in an aggregate principal amount equal to the unconverted portion of the surrendered Note. Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which this Note shall have been surrendered and the Conversion Notice received by the Maker as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time, and such conversion shall be at the Conversion Price in effect at such time, unless the stock transfer books of the Maker shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which this Note shall have been surrendered to and the Conversion Notice shall have been received by the Maker.

         PAYMENT IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of this Note or any part hereof. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of this Note, the Maker shall make an adjustment to the nearest 1/100th of a share in cash at the current market price thereof at the close of business on the Trading Day next preceding the day of conversion.

         ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time as follows:

                  (a) In the event that the Target Equity shall not have been received by Maker on or before June 30, 1998, the Conversion Price shall be adjusted to equal $6.00 per share of Common Stock. The term "Target Equity" shall mean the receipt by Maker on or before June 30, 1998 of net proceeds of at least $10,000,000 (after the payment of expenses, including underwriting discounts and commissions but before any proceeds from the exercise of any underwriter's over allotment option, if applicable) from the sale of capital stock of the Maker at a purchase price of at least $6.50 per share of Common Stock, or with respect to preferred stock convertible into Common Stock, a conversion price of at least $6.50 per share.

                  (b) In case the Maker shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Maker, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of this Note, if such Note is surrendered for conversion, shall thereafter be entitled to receive the number of shares of Common Stock or other capital stock of the Maker which it would have owned immediately following such action had this Note been converted immediately prior thereto. An adjustment made pursuant to this subparagraph (b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subparagraph (b), the Holder thereafter surrendering this Note for conversion shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Maker, the Board of Directors of the Maker shall determine, on the basis of the opinion of an independent financial advisor, the allocation of the adjusted Conversion Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

                  (c) In case the Maker shall hereafter issue rights or warrants to holders of its outstanding shares of Common Stock generally entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subparagraph (e) of this paragraph) of the Common Stock on the record date mentioned in this subparagraph (c) below, the Conversion Price of the shares of Common Stock shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

                  (d) In case the Maker shall hereafter distribute to holders of its outstanding Common Stock generally evidences of its indebtedness or assets (excluding any cash dividend paid from retained earnings of the Maker and dividends or distributions payable in stock from which adjustment is made pursuant to subparagraph (b) of this paragraph) or rights or warrants to subscribe to securities of the Maker (excluding those referred to in subparagraph (c) of this paragraph), then in each such case the Conversion Price of the shares of Common Stock shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction the numerator of which shall be the current market price per share (determined as provided in subparagraph (e) of this paragraph) of the Common Stock on the record date mentioned in this subparagraph (d) below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and the denominator of which shall be such current market price per share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (e) For the purpose of any computation under subparagraphs
         (b), (c) or (d) of this paragraph, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily market prices for the twenty (20) consecutive days other than Saturday, Sunday or other days on which national securities exchanges are open for trading and trades in Common Stock occur (each, a "Trading Day") before the day in question. The market price for each such Trading Day shall be (i) in the case of a security listed or admitted to trading on any securities exchange, the last reported sale price, regular way (as determined in accordance with the practices of such exchange), on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day (and in the case of a security traded on more than one national securities exchange, at such price or such average, upon the exchange on which the volume of trading during the last calendar year was the greatest), (ii) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation service designated by the Maker, (iii) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or the WALL STREET JOURNAL, or if there are no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and (iv) in the case of a security determined by the Maker's Board of Directors as not having an active quoted market or in the case of other property, such fair market value as shall be determined by the Board of Directors.

                  (f) In any case in which the provisions of subparagraphs (b) through (d) of this paragraph shall require that an adjustment be made immediately following a record date, the Maker may elect to defer (but only until five business days following the filing by the Maker with the Holder of the certificate of independent public accountants described in subparagraph (h) below) issuing to the Holder of this Note if converted after such record date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment.

                  (g) Whenever the Conversion Price is adjusted as herein provided, Maker shall promptly deliver to the Holder (i) a certificate of a firm of independent public accountants setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the manner of computing the same, which certificate shall be conclusive evidence of the correctness of such adjustment and (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price.

                  (h) In the event that at any time as a result of an adjustment made pursuant to subparagraph (b) of this paragraph, the Holder thereafter surrendering this Note for conversion shall become entitled to receive any shares of the Maker other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of this Note or any portion hereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (b) through (i) hereof.

         CERTAIN NOTICES.  In case:

                  (a) the Maker shall take any action which would require an adjustment in the Conversion Price pursuant to subparagraph (d) of the preceding paragraph; or

                  (b) the Maker shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

                  (c) there shall be any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock), or any consolidation or merger to which the Maker is a part or any statutory exchange of securities with another corporation and for which approval of any stockholders of the Maker is required, or any sale or transfer of all or substantially all of the assets of the Maker; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Maker;

then the Maker shall provide to the Holder, at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights are to be determined, or
(ii) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in subparagraphs (a), (b), (c) or (d) of this paragraph.

         STATUS OF STOCK. The Maker covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting conversions of this Note, the full number of shares of Common Stock deliverable upon the conversion of this Note.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of this Note, the Maker will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Maker may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

         Prior to the delivery of any securities which the Maker shall be obligated to deliver upon conversion of this Note, the Maker shall comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority, unless an exemption from registration is available.

         TAXES ON CONVERSIONS. The Maker will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock upon conversion of this Note pursuant hereto; PROVIDED, HOWEVER, that the Maker shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder or any affiliate of the Holder, and no such issue or delivery shall be made unless and until the Holder requesting such issue or delivery or the person in whose name such shares shall be issued has paid to the Maker the amount of any such tax or has established, to the satisfaction of the Maker, that such tax has been paid.

         COVENANTS TO STOCK. The Maker covenants that all shares of Common Stock which may be delivered upon conversion of this Note will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

         MERGER, ETC. Notwithstanding any other provision herein to the contrary, in case of any consolidation or merger to which the Maker is a party (other than a merger or consolidation in which the Maker is the continuing corporation), or in case of any sale or conveyance to another corporation of the property of the Maker as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Maker), there shall be no adjustments hereunder, but the Holder shall have the right thereafter to convert this Note into the kind and amount of securities, cash or other property which he would have owned or been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had this Note been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance, and in any such case, if necessary, appropriate adjustment shall be made in the application of the conversion and adjustment provisions set forth herein with respect to the rights and interests thereafter of the holders of this Note, to the end that the provisions regarding conversion and adjustment set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Note. Any such adjustment shall be approved by a firm of independent public accountants, evidenced by a certificate to that effect; and any adjustment so approved shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The above provisions of this paragraph shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances. In the event that any such consolidation, merger, statutory exchange, sale or conveyance is consummated before July 1, 1998 (a "Transaction Closing") and the Maker shall not have received the Target Equity as of the date of the Transaction Closing, the initial Conversion Price under this Note shall be deemed to be $6.00 per share for the purposes of this paragraph.

MISCELLANEOUS

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         Notwithstanding the place of making of this Note, the parties agree that this Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.


                                  SMART CHOICE AUTOMOTIVE GROUP, INC.


                                  By: /s/ JAMES NEAL HUTCHINSON, JR.
                                  ---------------------------------------
                                          James Neal Hutchinson, Jr.
                                          Assistant Vice President